As filed with the Securities and Exchange Commission on May 20, 1998.
                                                  Registration No. 333-44113


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                      POST-EFFECTIVE AMENDMENT NO. 2
                                   TO
                                FORM S-3
                        REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933

                        HEWLETT-PACKARD COMPANY
           (Exact name of Registrant as specified in its charter)

          Delaware                                94-1081436
  (State of incorporation)             (I.R.S. Employer Identification No.)

                          3000 Hanover Street
                          Palo Alto, CA  94304
 (Address, including zip code, of Registrant's principal executive offices)


                          D. Craig Nordlund, Esq.
                 Associate General Counsel and Secretary
                          Hewlett-Packard Company
                            3000 Hanover Street
                            Palo Alto, CA 94304
                              (650) 857-1501
 (Name,address and telephone number,including area code,of agent for service)

                      CALCULATION OF REGISTRATION FEE

                    Proposed       Proposed
  Title of          Maximum        Maximum
  Securities        Amount         Offering      Aggregate     Amount of
  to be             to be          Price Per     Offering      Registration
  Registered        Registered     Share         Price         Fee
  ----------        ----------     ---------     ---------     ------------
    See below*         N/A*           N/A*         N/A*            N/A*

  * No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 2-66780. Therefore, no further registration fee is required.

                          HEWLETT-PACKARD COMPANY
                     POST-EFFECTIVE AMENDMENT NO. 2 TO
                     REGISTRATION STATEMENT ON FORM S-3

                            EXPLANATORY NOTE

       This Post-Effective Amendment No. 2 (this "Amendment") to the Registration Statement on Form S-3 (File No. 333-44113 the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Hewlett-Packard Company, a Delaware corporation ("Hewlett-Packard Delaware" or the "Company"), which is the successor to Hewlett-Packard Company, a California corporation ("Hewlett-Packard California"), following a statutory merger effective on May 20, 1998 (the "Merger") for the purpose of changing Hewlett-Packard California's state of incorporation. Prior to the Merger, Hewlett-Packard Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Hewlett-Packard Delaware succeeded by operation of law to all of the assets and liabilities of Hewlett-Packard California. The Merger was approved by the shareholders of Hewlett-Packard California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       Except as modified by this Amendment, Hewlett-Packard Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 15th day of May 1998.

                                              HEWLETT-PACKARD COMPANY


                                             By: /s/ Ann O. Baskins
                                                 --------------------------
                                                 Ann O. Baskins
                                                 Assistant Secretary
                                                 and Senior Managing Counsel


                            POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Craig Nordlund and Ann O. Baskins, jointly and severally his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any amendments to the Registration Statement or this Post-Effective Amendment No. 2 to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 15th day of May 1998 by the following persons in the capacities indicated.

  Signature                   Title                             Date
  ---------                   -----                             ----

  /s/Lewis E. Platt           Chairman, President and           May 15, 1998
  --------------------        Chief Executive Officer
  Lewis E. Platt              (Principal Executive Officer)

  /s/ Robert P. Wayman        Executive Vice President,         May 15, 1998
  --------------------        Finance and Administration
  Robert P. Wayman            (Chief Financial Officer)
                              and Director

  /s/Raymond W. Cookingham    Vice President and Controller     May 15, 1998
  ------------------------    (Principal Accounting Officer)
  Raymond W. Cookingham

  /s/Philip M. Condit         Director                          May 15, 1998
  ------------------------
  Philip M. Condit

  /s/Thomas E. Everhart       Director                          May 15, 1998
  ------------------------
  Thomas E. Everhart

  /s/John B. Fery             Director                          May 15, 1998
  ------------------------
  John B. Fery

  /s/Jean-Paul G. Gimon       Director                          May 15, 1998
  ------------------------
  Jean-Paul G. Gimon

  /s/Sam Ginn                 Director                          May 15, 1998
  ------------------------
  Sam Ginn

  /s/Richard A. Hackborn      Director                          May 15, 1998
  ------------------------
  Richard A. Hackborn

  /s/Walter B. Hewlett        Director                          May 15, 1998
  ------------------------
  Walter B. Hewlett

  /s/George A. Keyworth II    Director                          May 15, 1998
  ------------------------
  George A. Keyworth II

  /s/ David M. Lawrence,M.D.  Director                          May 15, 1998
  --------------------------
  David M. Lawrence, M.D.

  /s/Susan P. Orr             Director                          May 15, 1998
  --------------------------
  Susan P. Orr

  /s/David W. Packard         Director                          May 15, 1998
  --------------------------
  David W. Packard

                      REGISTRATION STATEMENT ON FORM S-3

                           HEWLETT-PACKARD COMPANY

                             INDEX TO EXHIBITS


  Exhibit
  Number         Description

  23.1           Opinion of Counsel

  23.2           Consent of Independent Accountants

  24.1 Power of Attorney (see Page II-3 of this Amendment to the Registration Statement).

                                                               Exhibit 23.1


  May 20, 1998

  Hewlett-Packard Company
  3000 Hanover Street
  Palo Alto, California 94304

  Re: Post-Effective Amendment No. 2 to Registration Statement on Form S-3

  Ladies and Gentlemen:

  I have examined the Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (the "Registration Statement") to be filed by Hewlett-Packard Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about May 20, 1998 in connection with the registration under the Securities Act of 1933, as amended, of the Company's $2,000,000,000 aggregate principal amount at maturity of Liquid Yield Option Notes due 2017 (the "LYONs") and the shares of Common Stock, par value $1.00 per share, of the Company issuable upon conversion of the LYONs (the "Shares"). The LYONs and the shares were registered by Hewlett-Packard Company, a California corporation, prior to the reincorporation into Delaware.

  It is my opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken prior to the issuance of the LYONs and the Shares, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, (i) the LYONs are legally and validly issued, fully paid and nonassessable, and
  (ii) the Shares, when issued in accordance with the terms of the Indenture dated as of October 14, 1997 between the Company and Chase Manhattan Bank and Trust Company, as Trustee, will be legally and validly issued, fully paid and non-assessable.

  You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

  Very truly yours,

  /s/ Ann O. Baskins
  ---------------------------
  Ann O. Baskins
  Assistant Secretary
  and Senior Managing Counsel

                                                              Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hewlett-Packard Company of our report dated November 17, 1997, which appears on page 54 of Hewlett-Packard's 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended October 31, 1997.

  /s/ Price Waterhouse LLP
  ------------------------
  PRICE WATERHOUSE LLP
  San Jose, California
  May 18, 1998

  May 20, 1998

  VIA EDGAR

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549
  Filing Desk (Stop 1-4)

     Re: HEWLETT-PACKARD COMPANY POST-EFFECTIVE AMENDMENT NO.2 TO THE REGISTRATION STATEMENT (REG. NO. 333-44113) ON FORM S-3 LIQUID YIELD OPTION/TM/NOTES DUE 2017

  Ladies and Gentlemen:

      Attached on behalf of Hewlett-Packard Company, a Delaware corporation, for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act"), is Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, Registration No. 333-44113, relating to $2,000,000,000 aggregate principal amount at maturity of Liquid Yield Option/TM/ Notes ("LYONS") of the Registrant (the "Registration Statement").

      Should you have any questions with respect to the Registration Statement, please contact Marie Oh Huber at (650) 857-3169.

                                                  Very truly yours,

                                                  HEWLETT-PACKARD COMPANY

                                                  /s/ Marie Oh Huber
                                                  -----------------------
                                                  Marie Oh Huber
                                                  Corporate Counsel

  cc:  Ann O. Baskins, Esq.
       Gregory J. Conklin, Esq.

      /TM/ Trademark of Merrill Lynch & Co., Inc.